     As filed with the Securities and Exchange Commission on August 11, 1998

                                                 REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                VICOR CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

        DELAWARE                                       04-2742817
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                23 FRONTAGE ROAD
                                ANDOVER, MA 01810
                                 (978) 470-2900

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                VICOR CORPORATION
                      1998 STOCK OPTION AND INCENTIVE PLAN

                            (Full Title of the Plan)

                      ------------------------------------


                              PATRIZIO VINCIARELLI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VICOR CORPORATION
                                23 FRONTAGE ROAD
                                ANDOVER, MA 01810
                                 (978) 470-2900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------

                                 With copies to:

                                PAUL W. LEE, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                              BOSTON, MA 02109-2881
                                 (617) 570-1000

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of Securities Being        Amount to be          Proposed Maximum              Proposed Maximum              Amount of
          Registered              Registered (1)    Offering Price Per Share(2)   Aggregate Offering Price (2)    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01    2,000,000 shares           $12.03125                    $24,062,500                    $7,099
          per share
===================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1998 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for the Registrant's common stock, par value $0.01 per share (the "Common Stock"), as reported on the Nasdaq National Market on August 5, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Vicor Corporation (the "Company") hereby incorporates by reference the documents listed in (a) through (d) below, which have been previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998; and

     (d) The description of the Company's Common Stock contained in its registration statement on Form 10, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICER.

     The Company is a Delaware corporation. Reference is made to Section 145(a) and Section 145(b) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that a Delaware corporation is required to indemnify a present or former director or officer against expenses (including attorney's fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 145(a) and 145(b) of the DGCL. Such determination is to be made (i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Section 102(b)(7) of the DGCL provides that the charter of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation, as amended, contains a provision permitted by Section 102(b)(7) of the DGCL that generally eliminates the personal liability of each director to the Company and its stockholders for monetary damages for breach of fiduciary duty, unless the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or for engaging in a transaction in which the director derived an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     The By-laws of the Company provide that directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law as in effect on the date such By-laws were adopted or as thereafter amended against all expenses, liabilities and losses reasonably incurred in connection with service for or on behalf of the Company. In general, such indemnification shall continue as to any person who has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors and administrators. The By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall include the right to advancement of expenses prior to the final disposition of a proceeding; provided, however, that such advancement may only be made upon delivery to the Company of an undertaking by such director or officer to repay all amounts so advanced if it shall be determined by a final judicial decision from which there is no right to appeal that such person is not entitled to indemnification.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.   EXHIBITS.

     The following is a complete list of exhibits filed as part of this Registration Statement.

EXHIBIT

5.1 Opinion of Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
23.1     Consent of Ernst & Young LLP, Independent Auditors.
23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
24.1 Powers of Attorney (included on signature page of this registration statement).
99.1     Vicor Corporation 1998 Stock Option and Incentive Plan.

Item 9.   UNDERTAKINGS.

          (a)  The undersigned Company hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Andover, the Commonwealth of Massachusetts, as of the 10th day of August, 1998.

                                      VICOR CORPORATION



                                      By: /s/ Patrizio Vinciarelli
                                          -------------------------------------
                                          Patrizio Vinciarelli
                                          President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Patrizio Vinciarelli and Mark A. Glazer acting together or singularly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign a Registration Statement on Form S-8 under the Securities Act relating to the shares issuable pursuant to the Vicor Corporation 1998 Stock Option and Incentive Plan and (ii) to sign any and all amendments (including post-effective amendments) to such Registration Statement, and (iii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.


     Signature                           Capacity                           Date
     ---------                           --------                           ----

/s/ Patrizio Vinciarelli        Chairman of the Board, President      August 10, 1998
---------------------------     and Chief Executive Officer
Patrizio Vinciarelli            (Principal Executive Officer)


/s/ M. Michael Ansour           Director                              August 10, 1998
---------------------------
M. Michael Ansour


/s/ Richard E. Beede            Director and Senior Vice              August 10, 1998
---------------------------     President, Marketing
Richard E. Beede


                                Director                              August 10, 1998
---------------------------
Estia J. Eichten


/s/ Jay M. Prager               Director and Senior Vice              August 10, 1998
---------------------------     President, Technology
Jay M. Prager


/s/ David T. Riddiford          Director                              August 10, 1998
---------------------------
David T. Riddiford


/s/ Mark A. Glazer              Chief Financial Officer, Treasurer    August 10, 1998
---------------------------     and Secretary (Principal Financial
Mark A. Glazer                  and Accounting Officer)


                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
23.1     Consent of Ernst & Young LLP, Independent Auditors.
23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
24.1 Powers of Attorney (included on the signature page of this registration statement).
99.1     Vicor Corporation 1998 Stock Option and Incentive Plan.